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                                                                  Exhibit 10.11



                                                                 EXECUTION COPY
                                                                 --------------

                                   ARTICLE I

                               PURPOSE OF THE PLAN

         The purpose of the AC SAFETY HOLDING CORP. 2004 STOCK INCENTIVE PLAN (the "Plan") is (a) to further the growth and success of AC Safety Holding Corp., a Delaware corporation (the "Company"), and its Subsidiaries (as defined herein) by enabling directors and employees of, or consultants to, the Company or any of its Subsidiaries to acquire Shares (as defined herein), thereby increasing their personal interest in such growth and success, and (b) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan (the "Options") shall be nonqualified stock options ("NSOs"). In this Plan, the terms "Parent" and "Subsidiary" mean "Parent Corporation" and "Subsidiary Corporation," respectively, as such terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"). Unless the context otherwise requires, any NSO is referred to in this Plan as an "Option."

                                   ARTICLE II

                                   DEFINITIONS

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof. The term "Control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Award" means the grant or issuance by the Company of Options and/or Restricted Stock, respectively.

         "Board" has the meaning set forth in Section 3.1 hereof.

         "Capital Stock" means any and all shares, interests, participation or other equivalents (however designated) of corporate stock of a Person and, in the case of the Company, shall include all Common Stock and Preferred Stock.

         "Cause" means, with respect to termination of the employment of any Recipient by the Company: (i) if such Recipient is at the time of termination a party to an employment or retention agreement with the Company which defines such term, the meaning given therein, and (ii) in all other cases, that in the Board's good faith determination such termination is based on such Recipient's
(A) continuing failure, for more than 10 days after the Company's notice to the Recipient thereof, by the Recipient to perform such duties as are reasonably requested by the Board as documented in writing to the Recipient; (B) failure to observe material policies generally applicable to directors, employees and/or consultants of the Company unless such failure is capable of being cured and is cured within 10 days of such Recipient's receiving notice of such failure; (C) the commission by the Recipient of any act of fraud, theft or financial dishonesty with respect to the Company or any criminal act involving moral turpitude or any felony; (D) violation of the provisions of any employment, consulting, non-competition or confidentiality agreement with the Company or any of its Affiliates unless such violation is capable of being cured and is cured within 10 days of such Recipient receiving notice of such violation; (E) chronic absenteeism by the Recipient; or (F) abuse of alcohol or another controlled substance by the Recipient.


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         "Closing Date" means April 7, 2004.

         "Code" has the meaning set forth in Article I hereof.

         "Co-Investment Rights Agreement" means the Co-Investment Rights Agreement between the Investor, Aearo Corporation and Vestar Capital Partners IV, L.P. ("Vestar") dated as of the Closing Date.

         "Committee" has the meaning set forth in Section 3.1 hereof.

         "Common Stock" means the common stock of the Company, par value $0.01 per share.

         "Company" has the meaning set forth in Article I hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Good Reason" means, with respect to the termination of employment by any Recipient: (i) if such Recipient is at the time of termination a party to an employment or retention agreement with the Company or any subsidiary thereof which defines such term, the meaning given therein, and (ii) in all other cases, the taking of any action by the Recipient's employer (whether the Company or a subsidiary thereof) which (A) materially decreases such Recipient's total annual salary and target bonus or (B) materially adversely affects such Recipient's participation in, or reduces such Recipient's benefits originally provided to such Recipient under the benefit plans of such employer, except, in each of (A) and (B), to the extent that such action applies to (x) the employees of such employer that hold titles or responsibilities similar to such Recipient or (y) the employees of such employer generally.

         "Investor" means, collectively, Bear Stearns Merchant Banking Partners II, L.P., Bear Stearns Merchant Banking Investors II, L.P., Bear Stearns MB-PSERS II, L.P., The BSC Employee Fund V, L.P., The BSC Employee Fund VI, L.P., and each of their respective Affiliates, including, without limitation, any investment funds managed or controlled by Bear Stearns Merchant Capital II, L.P.

         "Investor Investment" means direct or indirect investments in Shares, Preferred Stock or other securities of the Company made by the Investor on or after the Closing Date.

         "Investor IRR" means the pretax compounded annual internal rate of return calculated on a quarterly basis realized to the Investor on the Investor Investment, based on the aggregate amount invested by the Investor for all Investor Investments and the aggregate amount received by the Investor for all Investor Investments, assuming all Investor Investments were purchased by one Person and were held continuously by such Person. The Investor IRR shall be determined based on the actual time of each Investor Investment and actual cash received by the Investor in respect of all Investor Investments and including, as a return on such investment, any cash dividends, cash distributions or cash interest made by the Company or any Subsidiary in respect of such investment during such period, but excluding any other amounts payable that are not directly attributable to an Investor Investment.



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         "Notice" has the meaning set forth in Section 8.2 hereof.

         "NSOs" has the meaning set forth in Article I hereof.

         "Option" has the meaning set forth in Article I hereof.

         "Option Agreement" has the meaning set forth in Section 5.2(a) hereof.

         "Option Price" has the meaning set forth in Section 6.1 hereof.

         "Option Shares" has the meaning set forth in Section 8.2(b) hereof.

         "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Permitted Transferee" means, with respect to a Recipient, such Recipient's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Recipient) control the management of assets, and any other entity in which these persons (or the Recipient) own more than fifty percent of the voting interests. Any transfer to a Permitted Transferee shall be solely as a gift for estate planning purposes and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee). In considering any proposed transfer, the Board may request such information, and require such representations and assurances, as it deems advisable to ensure the consistency of the transfer to such Permitted Transferee with the foregoing restrictions and any other applicable legal and regulatory requirements.

          "Plan" has the meaning set forth in Article I hereof.

         "Preferred Stock" means Series A Preferred Stock of the Company, par value $0.01 per share.

         "Public Offering" means the closing of a public offering of Common Stock or Preferred Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with an employee benefit plan or made primarily to employees or consultants of the Company.




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         "Realization Event" means, with respect to the Company, (i) the sale of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, (ii) the consummation of any transaction or series of transactions in which the Investor sells at least 50% of the shares of Common Stock and 50% of the shares of Preferred Stock acquired by the Investor on the Closing Date (excluding any shares transferred among Affiliates of the Investor or transferred in connection with the transactions contemplated by the Co-Investment Rights Agreement) or (iii) the liquidation, dissolution or winding up of the Company.

         "Recipient" has the meaning set forth in Section 5.1(a) hereof.

         "Reorganization" has the meaning set forth in Section 9.1 hereof.

         "Reserved Shares" means, at any time, an aggregate of 633,923 Shares, of which (i) 348,658 shall be reserved for the issuance of Shares upon the exercise of Options designated as Tranche A Options, (ii) 158,481 shall be reserved for the issuance of Shares upon the exercise of Options designated as Tranche B Options, (iii) 79,240 shall be reserved for the issuance of Shares upon the exercise of Options designated as Tranche C Options and (iv) 47,544 shall be made available for grant and reserved for issuance as Restricted Stock.

         "Restricted Stock" means Shares designated as Restricted Stock by the Board.

         "Restricted Stock Purchase Price" has the meaning set forth in Section
6.2 hereof.

         "Restricted Stock Agreement" has the meaning set forth in Section 5.2(b) hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means shares of Common Stock.

         "Stockholders' Agreement" means the Stockholders' Agreement dated as of the Closing Date, among the Company and the holders party thereto, as it is amended, supplemented or restated from time to time.

         "Subsidiary" means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors or managers thereof.

         "Termination Date" means the tenth anniversary of the Closing Date.

         "Termination of Relationship" means, with respect to each Recipient,
(a) if the Recipient is an employee of the Company or any Subsidiary, the termination of the Recipient's employment with the Company and its Subsidiaries for any reason; (b) if the Recipient is a consultant to the Company or any Subsidiary, the termination of the Recipient's consulting relationship with the Company and its Subsidiaries for any reason; and (c) if the Recipient is a director of the Company or any Subsidiary, the termination of the Recipient's service as a director of the Company and its Subsidiaries for any reason.

         "Vested Awards" means Vested Options and Vested Restricted Stock.




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         "Vested Options" means Options that have vested in accordance with the applicable Option Agreement.

         "Vested Restricted Stock" means Restricted Stock that has vested in accordance with the applicable Restricted Stock Agreement.

         "Voting Securities" means, at any time, shares of any class of Capital Stock of the Company which are then entitled to vote generally in the election of directors or on any other matter.

Article III

             ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1      Committee.

         The Plan shall be administered by the Board of Directors of the Company (the "Board") or the Compensation Committee (the "Committee") appointed from time to time by the Board. The term "Committee" shall, for all purposes of the Plan other than this Article III, be deemed to refer to the Board if the Board is administering the Plan. Notwithstanding anything stated herein, all Awards shall be determined by the Committee based on the recommendation of the Chief Executive Officer of the Company.

3.2      Procedures.

         The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3      Interpretation.

         Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Award, except as may otherwise be provided in an Option Agreement or Restricted Stock Agreement, as applicable, evidencing such Award, the Committee shall have all powers with respect to the administration of the Plan, including the interpretation of the provisions of the Plan, any Option Agreement or Restricted Stock Agreement (including, without limitation, whether any particular termination of employment is for Cause or without Good Reason), and all decisions of the Board or the Committee, as the case may be, shall be made in good faith and shall be conclusive and binding on all participants in the Plan. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company. No director, officer or agent of the Company or any Subsidiary will be liable for any action, omission or decision under this Plan taken, made or omitted in good faith.



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3.4      Number of Shares.

         Subject to the provisions of Article IX (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall not exceed the Reserved Shares. If and to the extent Awards granted under the Plan terminate, are reduced in number, expire or are canceled without having been fully exercised or issued, new Awards may be granted under the Plan with respect to the Shares covered by the unexercised and non-issued portion of such terminated, expired or canceled Awards.

3.5      Reservation of Shares for Options.

         The number of Shares reserved for issuance upon the exercise of Options granted under the Plan shall at no time be less than the maximum number of Shares which may be purchased at any time pursuant to outstanding Options.

                                   ARTICLE IV

                                   ELIGIBILITY

4.1      General.

         Awards may be granted under the Plan only to persons who are employees or directors of, or certain advisors or consultants to, the Company or any of its Subsidiaries on the date of the grant. All Options granted under the Plan shall be NSOs. An advisor or consultant may be granted an Award under the Plan only if such person's participation in this Plan would not adversely affect (a) the Company's eligibility to rely on the Rule 701 from registration under the Securities Act for the offering of shares issuable under this Plan by the Company or (b) the Company's compliance with any other applicable laws.

                                   ARTICLE V

                                 GRANT OF AWARDS

5.1      General.

         Subject to Section 5.6, Awards may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Subject to the provisions of the Plan, the Committee, based on the recommendation of the Chief Executive Officer, shall have the authority to determine:

         (a) The persons (from among the class of persons eligible to receive Awards under the Plan) to whom Awards shall be granted (the "Recipients");

         (b) The time or times at which Awards shall be granted; and

         (c) The number of Shares of Restricted Stock that may be granted or the number of Shares for which an Option may be exercisable.




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5.2      Agreements.

         (a) Each Option granted under the Plan shall be designated as an NSO and shall be subject to the terms and conditions applicable to NSOs set forth in the Plan. Each Option shall specify the number of Shares for which such Option shall be exercisable and the exercise price for such Shares. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement") that shall be executed by the Company and the Recipient, a form of which is attached hereto as Exhibit A. Each Option Agreement shall set forth the material terms and conditions of each Option consistent with the express limitations of this Plan, as determined by the Board.

         (b) Each grant and issuance of Restricted Stock under this Plan shall be evidenced by a written agreement(a "Restricted Stock Agreement") that shall be executed by the Company and the Recipient, a form of which is attached hereto as Exhibit B. Each Restricted Stock Agreement shall set forth the material terms and conditions of such Restricted Stock Award consistent with the express limitations of this Plan, as determined by the Committee. In addition, each Restricted Stock Agreement shall specify the number of Shares for which it is designated and the purchase price of such Shares.

5.3      Vesting.

         The Committee, based on the recommendation of the Chief Executive Officer of the Company, shall determine whether and to what extent any Awards are subject to vesting based upon the Recipient's continued service to, or the performance of duties for, the Company and its Subsidiaries.

5.4      No Evidence of Employment or Service.

         Nothing contained in the Plan, any Option Agreement or any Restricted Stock Agreement shall confer upon any Recipient any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Recipient from the rate in existence at the time of the grant of an Award.

5.5      Date of Grant.

         The date of grant of an Award under this Plan shall be the date set forth in the applicable Option Agreement or Restricted Stock Agreement, as the case may be.

5.6      Shares.

         The total number of Shares granted in connection with any Award shall not exceed, in the aggregate, the Reserved Shares. No fractional Shares shall be issued or delivered under this Plan and in lieu of such issuance, the Recipient shall receive the fair market value of such fractional shares as determined by the Board in good faith.




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                                   ARTICLE VI

                                   AWARD PRICE

6.1      Option Price.

         The price at which each Share may be purchased in accordance with any Option Award (the "Option Price") shall be determined by the Committee based on the recommendation of the Chief Executive Officer of the Company and set forth in the applicable Option Agreement.

6.2      Restricted Stock Purchase Price.

         The price at which each Share may be purchased in accordance with any Restricted Stock Award (the "Restricted Stock Purchase Price") shall be determined by the Committee based on the recommendation of the Chief Executive Officer of the Company and set forth in the applicable Restricted Stock Agreement.

                                  ARTICLE VII

                         AUTOMATIC TERMINATION OF AWARDS

         Each Award granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon such date or dates set forth in the applicable Option Agreement or Restricted Stock Agreement, consistent with the terms of this Plan. Any Shares that are not acquired by a Recipient as a result of (i) an Option expiring or terminating without being fully exercised or (ii) Restricted Stock being repurchased by the Company, shall be available for grant or issuance, as applicable, by the Committee to another eligible Recipient.

                                  ARTICLE VIII

                                AWARD PROCEDURES

8.1      Payment.

         The (i) the exercise price of an Option granted pursuant to an Option Award or (ii) purchase price (if any) for any Shares of Restricted Stock to be delivered pursuant to a Restricted Stock Award, shall be paid in cash (by wire transfer of immediately available funds to a bank account held by the Company designated by the Committee or a personal or certified check payable to the Company); provided that at the time an Award is granted or issued, as applicable, under this Plan, the Committee may, in its sole discretion, specify one or more of the following other forms of payment which may be used by a Recipient (but only to the extent permitted by applicable law):

         (a) by cancellation of indebtedness of the Company to the Recipient;

         (b) by surrender of shares of Common Stock which either (i) have been owned by the Recipient for more than six months and have been paid for within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act (and, if such shares of Common Stock were purchased from the Company or any Subsidiary thereof by means of a promissory note, such note has been fully paid with respect to such shares); or (ii) were obtained by the Recipient in the public market (but, subject in any case, to the applicable limitations of Rule 16b-3);



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         (c) by waiver of compensation due or accrued to the Recipient for services rendered to the Company or any of its Subsidiaries;

         (d) in the case of Option Awards, if the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, The Nasdaq National Market), in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3);

         (e) in the case of Restricted Stock Awards, subject to such procedures as the Board or the Committee may adopt, with a third party (including, without limitation, the Company) who provides financing for the purposes of (or who otherwise facilitates) the purchase of Restricted Stock Awards; or

         (f) a combination of the methods set forth in clauses (a) through (e).

8.2      Notice of Exercise of Options.

         An Option Recipient (or other person, as provided in Section 10.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall state:

         (a) That the Option Recipient elects to exercise the Option;

         (b) The number of Shares with respect to which the Option is being exercised (the "Option Shares");

         (c) The method of payment for the Option Shares (which method must be available to the Option Recipient under the terms of his or her Option Agreement);

         (d) The date upon which the Option Recipient desires to consummate the purchase (which date must be prior to the termination of such Option);

         (e) A copy of any election filed or intended to be filed by the Option Recipient with respect to such Option Shares pursuant to Section 83(b) of the Code; and

         (f) Any additional provisions consistent with the Plan as the Committee may from time to time require.



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         The exercise date of an Option shall be the date on which the Company receives the Notice from the Option Recipient and full payment for the Option Shares and all related tax withholding amounts. Such Notice shall also contain, to the extent such Option Recipient is not then a party to the Stockholders'Agreement, an Adoption Agreement pursuant to the Stockholders' Agreement, in form and substance satisfactory to the Board pursuant to which the Option Recipient agrees to become a party to and to be bound by the Stockholders' Agreement.

8.3      Issuance of Certificates.

         (a) Option Recipients. The Company shall issue stock certificates in the name of the Option Recipient (or such other person exercising the Option in accordance with the provisions of Section 10.2), for the Shares purchased upon exercise of an Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price and all related tax withholding amounts for such Shares; provided that the Company shall not issue any fractional Shares upon the exercise of any Options and in lieu of issuing such fractional Shares, shall pay the Option Recipient the fair market value thereof as determined by the Board in good faith. Neither the Option Recipient nor any person exercising an Option in accordance with the provisions of Section 10.2 shall have any privileges as a stockholder of the Company with respect to any Shares subject to an Option granted under the Plan until the date of issuance of stock certificates pursuant to this Section 8.3(a).

         (b) Restricted Stock Recipients.

                  (i) Except as otherwise provided in this Section 8.3(b), (x) each Restricted Stock Recipient shall be issued a stock certificate in respect of such Shares of Restricted Stock; and (y) such certificate shall be registered in the name of the Recipient, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

                  (ii) The Company may require that the stock certificates evidencing Restricted Stock Awards be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Restricted Stock Recipient shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

                  (iii) As a condition to each issuance of Restricted Stock under this Plan, the applicable Recipient shall execute an Adoption Agreement pursuant to the Stockholders' Agreement pursuant to which such Recipient agrees to become party to and be bound by the Stockholders' Agreement.




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                                   ARTICLE IX

                                   ADJUSTMENTS

9.1      Changes in Capital Structure.

         If the Common Stock is changed by reason of a stock split, reverse stock split, or stock combination, stock dividend or distribution, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization (a "Reorganization"), the Board shall, and, if cash dividends are declared or paid on Common Stock, the Board may, make such equitable adjustments in the number and class of shares of stock available under the Plan as shall be necessary to preserve to a Recipient rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such rights), including, without limitation,
(i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Option Price (not to be less than the par value of the Common Stock) of Shares subject to outstanding Options granted under the Plan, and (iii) the kind, number and purchase price of Shares issuable pursuant to Restricted Stock Awards under the Plan. Such other substitutions or adjustments shall be made as may be equitably determined by the Board in good faith.

9.2      Special Rules.

         The following rules shall apply in connection with Section 9.1 above:

         (a) No adjustment shall be made for cash dividends (except as described in Section 9.1) or the issuance to stockholders of rights to subscribe for additional Shares, or other securities; and

         (b) Any adjustments referred to in Section 9.1 shall be made by the Board, and shall, absent manifest error, be conclusive and binding on all Persons holding any Awards granted under the Plan.

9.3      Right to Cash Out Vested Awards and Terminate Plan upon a Realization
         Event.

         Immediately prior to a Realization Event, the Company may, but is not obligated to, purchase any outstanding Vested Awards for an amount equal to (a) in the case of an Option, (i) the amount per share received in respect of the Shares sold in such transaction constituting the Realization Event less (ii) the Option Price thereof and (b) in the case of Restricted Stock, the amount per share received in respect of the Shares sold in such transaction constituting the Realization Event. In the event the Company exercises its option under this
Section 9.3, this Plan will terminate upon the consummation of such Realization Event.

                                   ARTICLE X

                        RESTRICTIONS ON AWARDS AND SHARES

10.1     Compliance With Securities Laws.

         No Awards shall be granted or issued, as applicable, under the Plan, and no Shares shall be issued and delivered under the Plan, unless and until the Company and/or the Recipient shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

         The Committee in its discretion may, as a condition to the exercise of any Option or as a condition to the issuance of any Restricted Stock, require each Recipient (a) to represent in writing that the Shares received upon exercise of an Option and/or the issuance of Restricted Stock, as applicable, are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Company. Stock certificates representing Shares acquired upon the exercise of, or in connection with, any Award, that have not been registered under the Securities Act shall, if required by the Committee, bear the legends as may be required by the Stockholders' Agreement, the Option Agreement, or the Restricted Stock Agreement evidencing a particular Award. Without in any way limiting the provisions set forth above, no Recipient shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws and the provisions of the Stockholders' Agreement.



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10.2     Nonassignability of Award Rights.

         (a) No Options granted under this Plan shall be assignable or otherwise transferable by the Recipient, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide in the Option Agreement evidencing an Option that the Option may, upon approval by the Board, be transferred solely for estate planning purposes to a Permitted Transferee. An Option may be exercised during the lifetime of the respective Recipient, only by such Recipient. If a Recipient dies, his or her Options shall thereafter be exercisable during the period specified in such Recipient's Option Agreement by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Recipient at the time of his or her death.

         (b) All Shares acquired upon the exercise of Options and all Restricted Stock issued hereunder shall be subject to the restrictions on transfer set forth in the Stockholders' Agreement.

10.3     Subject to Stockholders' Agreement.

         All Recipients shall be subject to the Stockholders' Agreement for so long as it is in full force and effect. Prior to the grant or issuance of any Shares under this Plan to any Person who is not already a party to the Stockholders' Agreement, the Company shall obtain an executed Adoption Agreement in form and substance reasonably satisfactory to the Board, pursuant to which the Recipient agrees to become party to and be bound by the Stockholders' Agreement.

10.4     Effective Date.

         This Plan shall become effective on the Closing Date.

                                   ARTICLE XI

                             TERMINATION OF THE PLAN

         No Awards may be granted after the Termination Date. Any Award outstanding as of the Termination Date may extend beyond such date (pursuant to the terms and conditions of the applicable Option Agreement and/or Restrictive Stock Agreement) and the Plan will govern all Awards granted prior to the Termination Date.



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

                                  ARTICLE XII

                                AMENDMENT OF PLAN

         The Plan may be modified or amended in any respect by the Committee with the prior approval of the Board; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock of the Company entitled to vote (voting together as a single class, with each such holder entitled to cast one vote per share held by such holder) shall be obtained prior to any such amendment becoming effective if such approval is required by law or listing agency rule or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act or as deemed necessary or advisable by the Board. Notwithstanding the foregoing, the Plan may not be modified or amended with respect to any existing Option Agreement or Restricted Stock Agreement, if such change would adversely affect the rights of the applicable Recipient without the consent of such Recipient.

                                  ARTICLE XIII

                                    CAPTIONS

         The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

                                  ARTICLE XIV

                                WITHHOLDING TAXES

         Upon any exercise, vesting, or payment of any Award under the Plan, the Committee, in its sole discretion, shall have the right to:

         (a) require the Recipient (or personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment;

         (b) deduct from any amount payable to the Recipient (or personal representative or beneficiary, as the case may be) in cash or equivalent (in respect of an Award or otherwise) the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment; or

         (c) reduce the number of Shares to be delivered by (or otherwise reacquire shares held by the Recipient for at least 6 months) the appropriate number of Shares, valued at their then fair market value (as determined by the Committee in good faith), to satisfy the minimum withholding obligation.

         The Committee may, in its sole discretion (subject to Section 10.1), grant (either at the time of grant of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company utilize the withholding offset under clause (c) above. In no event will the value of shares withheld under (c) above exceed the minimum amount of required withholding under applicable law.



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

                                   ARTICLE XV

                                OTHER PROVISIONS

         Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee.

                                  ARTICLE XVI

                                NUMBER AND GENDER

         With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

                                  ARTICLE XVII

                                  GOVERNING LAW

         All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                                 ARTICLE XVIII

                                  MISCELLANEOUS

         Awards payable under this Plan will be payable in shares of Common Stock or from the general assets of the Company, and (except as provided in Article III) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No grantee, beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any grantee, beneficiary or other person. To the extent that a grantee, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

         The Stockholders' Agreement provides for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the voting or transfer of Common Stock). To the extent that such restrictions are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares acquired pursuant to the exercise of Options or otherwise issued or delivered pursuant to an Award and are incorporated herein by this reference.

         The Restated Certificate of Incorporation and Bylaws of the Company, as either of them may lawfully be amended, supplemented or restated from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the voting or transfer of Common Stock) or priorities, rights and preferences as to securities and interests prior in rights to the Common Stock. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by this reference.



                                   * * * * * *

         As adopted by the Board of Directors of AC Safety Holding Corp. on April 7, 2004.







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